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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                ----------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 5, 2002


                        CORPORATE OFFICE PROPERTIES TRUST
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


           MARYLAND                     0-20047                23-2947217
           --------                     -------                ----------
(State or other jurisdiction of       (Commission             (IRS Employer
        incorporation)                File Number)        Identification Number)


                        8815 CENTRE PARK DRIVE, SUITE 400
                            COLUMBIA, MARYLAND 21045
                          ----------------------------
                    (Address of principal executive offices)


                                 (410) 730-9092
                                 --------------
              (Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS

     As we have previously disclosed in several filings with the Securities and Exchange Commission, Constellation Real Estate, Inc. ("Constellation") sold 8,876,172 of our Common Shares of beneficial interest (the "Common Shares") in a public offering on March 5, 2002. As a result, Constellation, which had been our largest shareholder, is no longer a shareholder. There has been no change in our executive officers or our Board of Trustees and we do not anticipate that our operations will be affected as a result of the sale. Two members of our Board of Trustees, Thomas F. Brady and Steven D. Kesler, were previously nominated by Constellation pursuant to its rights as a holder of the one outstanding Series A Convertible Preferred Share of beneficial interest (the "Series A Preferred Share"). As a result of the conversion of the Series A Preferred Share into a Common Share in connection with the offering, these rights terminated, although Messrs. Brady and Kesler are expected to continue to serve until the end of their respective terms, which both expire in 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 4, 2002


                                       CORPORATE OFFICE PROPERTIES TRUST


                                       By:    /s/ RANDALL M. GRIFFIN
                                              ----------------------
                                       Name:  Randall M. Griffin
                                       Title: President and Chief
                                              Operating Officer


                                       By:    /s/ ROGER A. WAESCHE, JR.
                                              -------------------------
                                       Name:  Roger A. Waesche, Jr.
                                       Title: Chief Financial Officer


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